                            Dow Corning Corporation

                                      and


               [______________________________________________]

                                    Trustee


                      First Supplemental Trust Indenture

                         Dated as of ___________, 1999

                          Supplementing that certain

                                   INDENTURE

                         Dated as of ___________, 1999


                   Authorizing the Issuance and Delivery of

                                Debt Securities

      consisting of $[                    ] aggregate principal amount of

                        [_____]% Senior Notes due 2009

                               TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
RECITALS ................................................................................. -1-

[Form of Face of Security] ............................................................... -2-

[Form of Reverse of Security] ............................................................ -3-

ARTICLE I. ISSUANCE OF SENIOR NOTES ...................................................... -5-
Section 1.1.        Issuance of Senior Notes; Principal Amount; Maturity ................. -5-
Section 1.2.        Interest on the Senior Notes; Payment of Interest .................... -5-

ARTICLE II. CERTAIN DEFINITIONS .......................................................... -6-
Section 2.1.        Certain Definitions. ................................................. -6-

ARTICLE III. CERTAIN COVENANTS ........................................................... -6-
Section 3.1.        Limitation on Liens .................................................. -6-
Section 3.2         Limitation on Sale and Lease-Back .................................... -8-

ARTICLE IV.  REDEMPTION OF SECURITIES. ................................................... -8-
Section 4.1.        Right of Redemption .................................................. -8-

ARTICLE V.  MISCELLANEOUS ................................................................ -8-
Section 5.1.        Reference to and Effect on the Indenture ............................. -8-
Section 5.2.        First Supplemental Indenture May Be Executed in Counterparts ......... -9-
Section 5.3         Effect of Headings ................................................... -9-
Section 5.4         Defeasance and Waiver ................................................ -9-

                                      (i)

     FIRST SUPPLEMENTAL INDENTURE, dated as of _________________, 1999, between Dow Corning Corporation, a corporation duly organized and existing under the
laws of the State of Michigan (the "Company"), and [        ], a [      ]
organized under the laws of the United States of America, as Trustee (the "Trustee"), supplementing that certain Indenture, dated as of _________________, 1999, between the Company and the Trustee (the "Indenture").


                                    RECITALS

     A. The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of its unsecured debentures, notes and/or other unsecured evidences of indebtedness (the "Securities") to be issued in one or more series as provided for in the Indenture.

     B. The Indenture provides that the Securities of each series shall be in substantially the form set forth in the Indenture, or in such other form as may be established by or pursuant to a Board Resolution or in one or more indentures supplemental thereto, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture, and may have such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

     C.   The Company and the Trustee have agreed that the Company shall issue
and deliver, and the Trustee shall authenticate, Securities denominated "[    ]%
Senior Notes due 2009" (the "Senior Notes") pursuant to the terms of this First Supplemental Indenture and substantially in the form set forth below, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture and this First Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

                           [Form of Face of Security]

                            DOW CORNING CORPORATION

                         [_____]% SENIOR NOTE DUE 2009

No.  R- ________                                                     $________

     DOW CORNING CORPORATION, a corporation duly organized and existing under the laws of the State of Michigan (hereinafter called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for
value received, hereby promises to pay to [    ], or registered assigns, the
principal sum of $____________ on ______________, 2009, subject to earlier redemption as described below, and to pay interest thereon from ____ , 1999, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of _____% per annum, payable semiannually on [
]  and [    ]  of each year, commencing on [    ], until the principal hereof is
paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in said Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the [__________] or [_____________] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of and any such interest on this Security shall be made at the office or agency of the Company maintained for such purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS SET FORTH ON THE REVERSE HEREOF. SUCH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

     This Security shall not be valid or become obligatory for any purpose until the certificate of authentication herein has been signed manually by the Trustee under said Indenture.

     IN WITNESS WHEREOF, this instrument has been duly executed in accordance with the Indenture.

                                    DOW CORNING CORPORATION


Date Issued:__________              By:__________________________________


Attest:

By:___________________

                         [Form of Reverse of Security]

                            DOW CORNING CORPORATION

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of _________, 1999, (herein called the
"Indenture"), between the Company and [        ], as Trustee (herein called the
"Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on
the face hereof, limited in aggregate principal amount to $[      ].

     No sinking fund is provided for the Securities. The Securities are subject to redemption at the option of the Company in whole or in part at any time, without premium or penalty, together with accrued and unpaid interest to the date of redemption.

      If less than all of the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed will be selected by such method as the Trustee may deem fair and appropriate. In the event of the redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the portion hereof not so redeemed shall be issued in the name of the Holder hereof upon the cancellation hereof.

     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of this Security or (b) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request and shall have failed to institute such proceeding for 60 calendar days after receipt of such notice, request, and offer of indemnity. However, the foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security that are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

     D. The Trustee's certificate of authentication shall be in substantially the following form:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                         [                    ], as Trustee
                          --------------------


                         By: ____________________________________________
                                Authorized Officer


     E. All acts and things necessary to make the Senior Notes, when the Senior Notes have been executed by the Company and authenticated by the Trustee and delivered as provided in the Indenture and this First Supplemental Indenture, the valid, binding, and legal obligations of the Company and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed, and the execution and delivery by the Company of the Indenture and this First Supplemental Indenture and the issue hereunder of the Senior Notes have in all respects been duly authorized; and the Company, in the exercise of legal right and power in it vested, has executed and delivered the Indenture and is executing and delivering this First Supplemental Indenture and proposes to make, execute, issue, and deliver the Senior Notes.

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     In order to declare the terms and conditions upon which the Senior Notes are authenticated, issued, and delivered, and in consideration of the premises and of the purchase and acceptance of the Senior Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of the respective Holders from time to time of the Senior Notes, as follows:


                      ARTICLE I. ISSUANCE OF SENIOR NOTES.

Section 1.1    Issuance of Senior Notes; Principal Amount; Maturity.

     (a) On ________, 1999, the Company shall issue and deliver to the Trustee, and the Trustee shall authenticate, Senior Notes substantially in the form set forth above, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture and this First Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Senior Notes, as evidenced by their execution thereof.

     (b)  The Senior Notes shall be issued in the aggregate principal amount of
$[    ] and shall mature on ___________________, 2009.

Section 1.2    Interest on the Senior Notes; Payment of Interest.

     (a) The Senior Notes shall bear interest at the rate of [________]% per annum, payable semiannually on ______________ and _________________ of each year, commencing on _______________________, except in the case of Senior Notes delivered pursuant to Sections 2.05 or 2.07 of the Indenture, which shall bear interest from the last Interest Payment Date through which interest has been paid, until the principal thereof is paid or made available for payment.

     (b) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name a Senior Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the [_________] or [___________] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the Senior Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     (c) Payment of the principal of and any such interest on the Senior Notes shall be made at the office or agency of the Company maintained for such purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register.


                ARTICLE II. CERTAIN DEFINITIONS.

Section 2.1.   Certain Definitions.

     The terms defined in this Section 2.1 (except as herein otherwise expressly provided or unless the context of this First Supplemental Indenture otherwise requires) for all purposes of this First Supplemental Indenture and of any other indenture supplemental hereto have the respective meanings specified in this
Section 2.1. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All other terms used in this First Supplemental Indenture that are defined in the Indenture or the Trust Indenture Act, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this First Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Indenture or the Trust Indenture Act, as the case may be, as in force at the date of this First Supplemental Indenture as originally executed.

     "Attributable Debt" means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (after giving effect to any extensions at the option of the lessee), discounted from the respective due dates thereof to such date at the rate per annum borne by the Senior Notes compounded semi-annually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar changes. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Mortgage" means any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other similar encumbrance.

                         ARTICLE III CERTAIN COVENANTS.

     The following covenants shall be applicable to the Company for so long as any of the Senior Notes are Outstanding.

Section 3.1    Limitation on Liens.

     The Company will not itself, and will not permit any Domestic Subsidiary to, incur, issue, assume or guarantee any Debt secured by a Mortgage on any Principal Domestic Manufacturing Property of the Company or any Domestic Subsidiary, or any shares of stock of any Domestic Subsidiary, without effectively providing that the Senior Notes (together with, if the Company shall so determine, any other Debt of the Company or such Domestic Subsidiary then existing or thereafter created which is not subordinated to the Senior Notes) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt then outstanding plus all Attributable Debt of the Company and its Domestic Subsidiaries in respect of Sale and Leaseback Transactions (as that term is defined in Section 3.2 of this First Supplemental Indenture) entered into after the date of this First Supplemental Indenture (other than Sale and Leaseback Transactions permitted herein) would not exceed 10% of Consolidated Net Tangible Assets; provided, however, that this Section shall not apply to, and there shall be excluded from secured Debt in any computation under this Section, Debt secured by:

     a. Mortgages of the Company or any Domestic Subsidiary existing at the time of this First Supplemental Indenture;

     b. Mortgages on property or any shares of stock (or other equity interest) or arising out of any Debt of any entity existing at the time such entity was merged into the Company or became a Domestic Subsidiary;

     c. Mortgages in favor of the Company or any Subsidiary of the Company;

     d. Mortgages in favor of the United States of America, any State of the United States of America, or any subdivision, agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute;

     e. Mortgages on property or shares of stock (or other equity interest) existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred prior to, at the time of, or within 180 days after, the acquisition of such property or shares or the completion of any such construction for the purpose of financing all or any part of the purchase price or construction cost thereof;

     f. Mortgages of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith;

     g. Mortgages arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; or pledges or deposits to secure payment of workers' compensation or other insurance, good faith deposits in connection with tenders, contracts (other than contracts for the payment of money) or leases, deposits to secure public or statutory obligations, deposits to secure or in lieu of surety or appeal bonds, or deposits as security for the payment of taxes;

     h. Mortgages in connection with the issuance of tax-exempt industrial development or pollution control bonds or other similar bonds issued pursuant to Section 103(b) of the Internal Revenue Code of 1986, as amended or as hereafter amended, to finance all or any part of the purchase price of or the cost of constructing, equipping or improving property; provided that such Mortgages shall be limited to such property acquired (including personal property) or constructed or such improvement and to theretofore substantially unimproved real property on which such construction or improvement is located; and provided, further, that the Company and its Domestic Subsidiaries may further secure all or any part of such purchase price or the cost of construction of such improvements and personal property by an interest on additional property of the Company and its Domestic Subsidiaries only to the extent necessary for the construction, maintenance and operation of, and access to, such property so acquired or constructed or such improvement;

     i. Mortgages in favor of any customer arising in respect of partial, progress, advance or other payments made by or on behalf of such customer for goods produced for or services rendered to such customer in the ordinary course of business not exceeding the amount of such payments;

     j. any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses (a) to (i), inclusive; provided, that (i) such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property or shares of stock (or other equity interest) that secured the Mortgage extended, renewed or replaced (plus improvements on such property) and (ii) the principal amount of the Debt secured by such Mortgage shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement; and

     k. Mortgages for taxes or assessments or governmental charges or levies not yet due or delinquent or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord's liens on property held under lease, and tenants' rights under leases; easements; and any other Mortgages of a nature similar to those hereinabove described in this clause (k) which do not, in the opinion of the Company, materially impair the use of such property in the operation of the business of the Company or a Domestic Subsidiary or the value of such property for the purposes of such business.

Section 3.2.   Limitation on Sale and Lease-Back.

     The Company will not itself, and it will not permit any Domestic Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Subsidiary of the Company) or to which any such lender or investor is a party, providing for the leasing by the Company or a Domestic Subsidiary for a period, including renewals, in excess of three years of any Principal Domestic Manufacturing Property which has been or is to be sold or transferred, more than 180 days after the acquisition thereof or the completion of construction and commencement of full operation thereof, by the Company or any Domestic Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Domestic Manufacturing Property (herein referred to as a "Sale and Leaseback Transaction") unless either:

          (a) the Attributable Debt of the Company and its Domestic Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the date of this First Supplemental Indenture (other than Sale and Leaseback Transactions permitted herein), plus the aggregate amount of Debt secured by Mortgages on Principal Domestic Manufacturing Properties then outstanding (excluding any such Debt secured by Mortgages covered in clauses (a) through (k) of
     Section 3.1 of this First Supplemental Indenture) without equally and ratably securing the Senior Notes, would not exceed 10% of Consolidated Net Tangible Assets, or

          (b) the net proceeds of the sale of the Principal Domestic Manufacturing Property are at least equal to the fair value (as determined by the Board of Directors of the Company) of such property.

                    ARTICLE IV.  REDEMPTION OF SECURITIES.

Section 4.1.   Right of Redemption

     The Senior Notes may be redeemed in accordance with the provisions of the form thereof set forth herein.

                          ARTICLE V.  MISCELLANEOUS.

Section 5.1.   Reference to and Effect on the Indenture.

     This First Supplemental Indenture shall be construed as supplemental to the Indenture and all the terms and conditions of this First Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture. Except as set forth herein, the Indenture heretofore executed and delivered is hereby
(i) incorporated by reference in this First Supplemental Indenture and (ii) ratified, approved and confirmed.

Section 5.2.   First Supplemental Indenture May Be Executed in Counterparts.

     This instrument may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 5.3    Effect of Headings.

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 5.4    Defeasance and Waiver.

     The Senior Notes and the covenants contained in this First Supplemental Indenture are subject to Defeasance and Covenant Defeasance as provided in
Article V of the Indenture and waiver as provided in Section 6.10 of the Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

[Seal]                              DOW CORNING CORPORATION



                           By:   ___________________________________
                           Name: John W. Churchfield
                           Title: Vice President and Chief Financial Officer

Attest:


-------------------------------------
Name:  James R. Jenkins, Esq.
Title: Vice President, Secretary and
       General Counsel

                             [________________________________], as Trustee


                           By:   ___________________________________
                                 Name:
                                 Title:

Attest:



-------------------------------------
Name:
Title:

STATE OF  [______]      )
                        ) ss.:
COUNTY OF [______]      )


     On this ____ day of [_____________], 1999, before me personally came John
W. Churchfield, to me known, who, being by me duly sworn, did depose and say that he is a Vice President and Chief Financial Officer of DOW CORNING CORPORATION, one of the entities described in and which executed the above instrument; that he knows the seal of said entity; that the seal or a facsimile thereof affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said entity, and that he signed his name thereto by like authority.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              _____________________________________________
                              Notary Public

STATE OF  [______________]    )
                              ) ss.:
COUNTY OF [_____]             )



     On this ____ day of [___________], 1999, before me personally came __________________, to me known, who, being by me duly sworn, did depose and say
that he/she is a ____________ of [          ], one of the entities described in
and which executed the above instrument; that he/she knows the seal of said entity; that the seal or a facsimile thereof affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said entity, and that he/she signed his/her name thereto by like authority.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              _____________________________________________
                              Notary Public

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